Exhibit (c)

                          UCI MEDICAL AFFILIATES, INC.

                            STOCK PURCHASE AGREEMENT

                                November 3, 1995


THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

      The undersigned COMPANION HEALTHCARE CORPORATION, a South Carolina corporation ("Subscriber"), intending to be legally bound, hereby subscribes for and agrees to purchase Two Hundred Eighteen Thousand One Hundred Eighty (218,180) shares of common stock, par value $0.05 per share (the "Shares"), of UCI MEDICAL AFFILIATES, INC., a Delaware corporation (the "Company"), and tenders herewith to the Company in cash or a check made payable to the order of the Company the purchase price of Two and 75/100 ($2.75) Dollars per share for the Shares, for the total subscription amount of Five Hundred Ninety-Nine Thousand Nine Hundred Ninety-Five and No/100 ($599,995) Dollars.

      In consideration of the matters set forth in this Stock Purchase Agreement, Subscriber hereby represents and warrants to the Company, and hereby covenants and agrees with the Company, as follows:

      1. Subscriber has carefully read this Stock Purchase Agreement and, to the extent Subscriber believes necessary, has discussed the representations, warranties, covenants and agreements which Subscriber makes by signing it, and any applicable limitations upon Subscriber's resale of the Shares, with Subscriber's counsel and other professional advisor(s). Subscriber acknowledges that Subscriber has not relied upon the legal counsel or accountants for the Company regarding the transaction contemplated by this Stock Purchase Agreement, and Subscriber has been advised to engage separate legal counsel and accountants to represent Subscriber's individual interest and advise Subscriber regarding the structure of, and risks associated with, such transaction.

      2. Subscriber has been advised and acknowledges that the issuance of the Shares will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon the exemption(s) from registration promulgated thereunder. Subscriber also acknowledges that the issuance of the Shares will not be registered under the securities laws of any state. Consequently, Subscriber agrees that the Shares cannot be resold unless they are registered under the 1933 Act and applicable state securities laws, or unless an exemption from such registration requirements is available. Subscriber has been advised and acknowledges that the Company is under no obligation to register the Shares for public sale or to comply with the conditions of Rule 144 promulgated by the Securities and Exchange Commission (the "SEC") under the 1933 Act or take any other action necessary in order to make available any exemption for the sale of the Shares without registration.

      3. Subscriber is purchasing the Shares solely for Subscriber's own account and not as nominee for, representative of, or otherwise on behalf of any other person or entity other than an affiliate of the parent corporation of Subscriber. Subscriber is purchasing the Shares with the intention of holding the Shares for investment, with no present intention of participating, directly or indirectly, in a subsequent public distribution of the Shares. Subscriber shall not make any sale, transfer or other disposition of the Shares in violation of state or federal law.



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      4. Prior to the execution of this Stock Purchase Agreement, Subscriber has carefully reviewed and fully understands the periodic reports of the Company filed with the SEC (including proxy statements, Forms 10-K, 10-Q and 8-K) under the Securities Exchange Act of 1934 (the "Exchange Act"), and such of the books and records of the Company and such other documents as Subscriber (and Subscriber's attorney, accountant and/or other advisors) deemed pertinent in order for Subscriber to make an informed investment decision. Subscriber further acknowledges that Subscriber has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of Subscriber's personal knowledge of the Company's affairs, Subscriber has asked such questions and received satisfactory answers and desires to invest in the Company. Subscriber has been advised and acknowledges that no federal or state agency has made any finding or determinations as to the fairness or merits of an investment in the Company, and that no such agency has made any recommendation or endorsement whatsoever with respect to such an investment.

      5. Subscriber has been advised and acknowledges that there is currently no active public market for the Shares and that no active public market for the Shares may develop. Subscriber is aware that Subscriber's investment in the Company is speculative and involves a high degree of risk of loss arising from, among other things, substantial market, operational, competitive and other risks, and having made Subscriber's own evaluation of the risks associated with this investment, Subscriber is aware and Subscriber has been advised that Subscriber must bear the economic risks of a purchase of the Shares indefinitely.

      6. In connection with the purchase of the Shares by Subscriber, Subscriber has not and will not pay, and has no knowledge of the payment of, any commission or other direct or indirect remuneration to any person or entity for soliciting or otherwise coordinating the purchase of the Shares.

      7. Subscriber has been advised and agrees that there will be placed on the certificate(s) representing the Shares, or any substitution(s) therefore, a legend stating in substance the following (and including any restrictions or conditions that may be required by any applicable state law), and Subscriber has been advised and further agrees that the Company will refuse to permit the transfer of the Shares out of Subscriber's name in the absence of compliance with the terms of such legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE COMPANY WILL TRANSFER SUCH SHARES ONLY UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE COMPANY, WHICH MAY INCLUDE AN OPINION OF COUNSEL, THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

      8. In consideration of the matters set forth in this Stock Purchase Agreement, the Company hereby represents and warrants to Subscriber, and hereby covenants and agrees with Subscriber, as follows:

            (a) There has been no material adverse change in the financial condition, business or prospects of the Company since May 24, 1995.

            (b) The reports of the Company filed with the SEC since December 31, 1992, comply in all material respects with the requirements of the Exchange Act.


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            (c) The transactions  contemplated by this Stock Purchase  Agreement have been duly authorized by the Company and the Shares, when paid for as contemplated herein, will be duly authorized, fully paid and nonassessable.

            (d) The Company agrees that it will use the proceeds of the sale of the Shares to acquire, expand, improve and/or operate its primary medical care facilities in South Carolina.

            (e) The acquisition of the Shares has been approved by the board of directors of the Company in a way that would permit the Subscriber to engage in a business combination with the Company free of any restraints imposed by
Section 203 of the Delaware Corporation Law.

            (f) Subject to the limitations set forth herein, the Company hereby grants to the Subscriber the option to purchase from the Company as many shares of the voting stock of the Company as may be necessary for the Subscriber to maintain ownership of forty-seven (47%) percent of the outstanding voting stock of the Company; provided however, for purposes hereof the number of shares of voting stock deemed owned by Subscriber at any time shall be the sum of the number of voting shares of the Company beneficially owned by Subscriber and any voting shares of the Company beneficially owned by Subscriber's subsidiaries or affiliates, including but not limited to any corporation or entity controlled by or under common control with Subscriber. This option is irrevocable and may be exercised by the Subscriber from time to time as provided herein. Upon any proposed sale by the Company (including any sale pursuant to an underwritten offering) of any voting stock of the Company (the "Proposed Sale"), the Subscriber may exercise its option by delivering written notice to the Company of the Subscriber's intent to exercise its option hereunder and specifying the number of shares as to which Subscriber intends to purchase (which number cannot exceed the number of shares of voting stock of the Company as may be necessary to maintain the Subscriber's ownership percentage following the closing of the Proposed Sale at the percentage amount set forth above) within forty-five (45) days after being notified by the Company of the Proposed Sale. Once made, any election by the Subscriber to exercise this option shall be irrevocable unless there is a material change in the terms of the Proposed Sale. The purchase price per share under this option shall be the average price per share to be paid by the other purchasers in the Proposed Sale (except in the case of an underwritten offering, the purchase price shall be the price to the public) and shall be paid by the Subscriber not later than the date on which payment from the other purchasers in the Proposed Sale shall be due. Notwithstanding the foregoing, at anytime which is not during the period between the date any notice of a Proposed Sale has been given to the Subscriber and the date of the consummation of such Proposed Sale, the Subscriber may give written notice to the Company that it will purchase additional shares of voting stock of the Company in exercise of rights under this option. In such case the Subscriber shall pay for such stock a price per share equal to the average closing bid price for the stock on the ten
(10) trading days immediately preceding such notice on which not less than one hundred (100) shares of such class of stock were reported as being traded or, if no such price can be set, a price agreed upon by the Company and the Subscriber as the fair market value of such shares. The Subscriber shall purchase such shares within forty-five (45) days after giving such notice. Shares issued as compensation, or issued to satisfy conversion or option rights created to provide compensation, to directors, officers, agents, or employees of the Company, its subsidiaries or affiliates shall not be considered to be shares issued pursuant to a Proposed Sale and shall not be considered in determining the price to be paid by the Subscriber.

      9. Each of the Subscriber and the Company hereby represents and warrants to the other that such party has full corporate power and authority to execute, deliver and perform this Stock Purchase Agreement and such party has obtained the requisite corporate, governmental, and third party approvals and consents necessary to enter into and perform this Stock Purchase Agreement.


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      10.   Each of the Subscribers and the Company understands and agrees that:

                  (a) This Stock Purchase Agreement is binding upon and will inure to the benefit of the parties hereto and their successors and permitted assigns;

                  (b)  This  Stock   Purchase   Agreement  may  be  assigned  or
transferred by Subscriber only to an affiliate or the parent corporation of Subscriber upon written notice thereof to the Company; and

                  (c) This Stock Purchase Agreement will be governed and construed in accordance with the laws of the State of South Carolina.

      11. The Company agrees to provide Subscriber with the following registration rights. For purposes of this Section 11, "Shares" shall mean all shares of the common stock, par value $0.05 per share, of the Company owned by Subscriber.

                  (a) (i) The Company shall prepare and file a Registration Statement, under the 1933 Act with respect to the Shares or any portion thereof, with a minimum requirement of 10,000 shares per request as and when the filing is requested in writing by Subscriber; provided, however, that the Registration Statement shall be filed not more than 60 days after receipt by the Company of the written request for the filing, subject to delays resulting from circumstances not within the reasonable control of the Company.

                        (ii) In connection with the Registration Statement, the Company shall (x) prepare and file with the SEC all supplemental or revised prospectuses that may be required of the Company by the 1933 Act and the rules and regulations of the SEC in connection with the public offering and sale of the Shares then being registered; (y) prepare and file supplemental or revised prospectuses as post-effective amendments to the Registration Statement to the extent required of the Company by the SEC; and (z) furnish whatever reasonable number of preliminary, final, supplemented, and revised prospectuses as are necessary under the 1933 Act and the rules and regulations of the SEC.

                        (iii) If for any reason less than all of the Shares are included in the Registration Statement when it becomes effective, or if Shares included in the Registration Statement are subsequently de-registered as required by the SEC, the Company, upon written request as set forth in subdivision (a)(i) of this section, shall file whatever additional Registration Statements and comply with all ancillary duties and obligations described in subdivisions (a)(i) and (a)(ii) of this section, that may be necessary for the public offering of such other or additional Shares, from time to time.

                        (iv) It is the intention of the parties that all of the Shares at the time outstanding and held by persons who would be deemed "underwriters" for the purposes of the 1933 Act in connection with any public offering of the Shares shall be covered by an effective Registration Statement, and there shall be available for delivery whatever supplemented or amended prospectuses may be necessary to meet the requirements of Sections 10(a)(3) and 17(a) of the 1933 Act, and any SEC regulations in connection with the public offering of any of the Shares in ordinary brokerage transactions. If any person whose sale of any of the Shares then covered by an effective Registration Statement is subject to the prospectus requirements of Section 5(b) of the 1933 Act and such person desires to make a public offering of the Shares in any manner, the Company shall, upon written request, make any necessary filings under the 1933 Act and Rule 144, as amended, as promptly as practicable.

                        (v) If, under the applicable rules, regulations or policies of the SEC, it is not possible for the Company to take all steps provided for in the preceding subdivision of this section, the Company shall take


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such steps to the extent reasonably practicable. In addition, the Company shall, after receipt of written request pursuant to subdivision (a)(i) of this section, use its best efforts to make, as promptly as practicable, whatever amendatory filings under the 1933 Act (including any necessary post-effective amendments, supplemented or amended prospectuses, but not including any new Registration Statements unless requested with respect to not less than the number of the Shares specified in paragraph (i) of this Section) that may be required to permit the public offerings with a minimum of delay under then applicable provisions of the 1933 Act and the rules, regulations and policies of the SEC.

                        (vi) Notwithstanding anything contained in the foregoing subdivisions of this section, the Company shall not be required to make any Substantial Filing under this or any similar agreements bearing even date with a frequency that yields an interval of less than six months between the effective dates of successive Substantial Filings. For the purposes of this paragraph, a Substantial Filing consists of (x) any registration statement filed by the Company, whether filed under this or any similar agreement, or otherwise, and
(y) any supplemented or amended prospectus or any post-effective amendment that involves a greater burden on the Company than preparing, printing and filing a one page sticker to any current prospectus.

                        (vii) All out of pocket expenses of every kind relating to the preparation and filing of all Registration Statements, amendments, supplements, prospectuses, and other documents under this subsection (a) of section 11 shall be paid by Subscriber, including all costs and expenses ordinarily incurred in connection with the public offering of securities, including, without limitation, Blue Sky expenses, printing costs, underwriting discounts, commissions or expenses, and fees and expenses of counsel and accountants for the Company. However, the expenses payable by Subscriber shall not include any allocation of Company overhead or other indirect costs of the Company.

                        (viii) In the event the Company is in the process of registering for public offering any shares of its common stock prior to the date Subscriber provides the Company with a written request to register the Shares pursuant to section 11(a)(i), such written request shall be deemed to be a request for a "piggy-back" registration pursuant to section 11(b).
                  (b) If, on or before December 31, 1999, the Company elects to file a registration statement to register for public offering any shares of its common stock of the same class as the Shares, the Company shall provide Subscriber with not less than forty-five (45) days prior written notice of the proposed date of filing of such registration statement. Within fifteen (15) business days after receiving notice of the proposed registration, Subscriber can elect to include the Shares, or any portion thereof, in such offering, subject to the restrictions set forth herein, in the 1993 Act, and in the rules and regulations promulgated by the SEC.

                  (c) The Company will indemnify Subscriber, each of Subscriber's officers and directors, and each person controlling Subscriber, and each underwriter, if any, with respect to such registration effected pursuant to
Section 11(a) or (b) hereof, against all claims, losses, damages and liabilities (or action in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse Subscriber, each of Subscriber's officers and directors, and each person controlling Subscriber, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon information furnished to the Company by Subscriber in writing.

                  (d) Subscriber will, if the Shares are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company within the meaning of the 1933 Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon information furnished to the Company by Subscriber in writing, or any violation by Subscriber of any rule or regulation promulgated under the 1933 Act applicable to Subscriber and relating to any action or inaction required of Subscriber in connection with any such registration, and will reimburse the Company, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim loss damage, liability or action.

                  (e) In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under this Section 11 to include any of the Shares in such underwriting unless Subscriber accepts the terms of the underwriting as agreed upon between the Company and the underwriter selected by the Company, and then only in such quantity as will not, in the written opinion of the underwriter, jeopardize the success of the offering by the Company; provided, however, that the underwriter may not limit the amount of the Shares included in such registration and underwriting to less than an amount equal to 25% of the amount of all the Company's securities included within such registration and underwriting.

                  (f) All expenses (excluding any underwriter or selling agent's discounts and commissions applicable to Shares sold by Subscriber) incurred in connection with any registration pursuant to Section 11(b) shall be borne by the Company; provided, however, that the Company shall not be required to pay fees and costs of legal counsel or other advisors for Subscriber.

                  (g) The Company agrees that, in connection with any Registration Statement, it shall prepare and file whatever pre-effective and post-effective amendments and whatever supplements or revised prospectuses that the SEC may require and that it shall furnish a reasonable number of preliminary, final, supplemental, and revised prospectuses required under the 1933 Act and the rules and regulations of the SEC.

      12.   This  Stock   Purchase   Agreement   may  be  executed  in  multiple
counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.




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     IN WITNESS  WHEREOF,  the parties  hereto  have caused this Stock  Purchase
Agreement to be executed by their duly authorized representatives to be effective the date first written above.

                                   COMPANION HEALTHCARE CORPORATION
                                                                          (SEAL)


                                   By: Harvey L. Galloway

                                   Its: C.O.O.


                                   UCI MEDICAL AFFILIATES, INC. (SEAL)


                                   By: Jerry F. Wells, Jr.

                                   Its: Chief Financial Officer